As filed with the Securities and Exchange Commission on January 29, 2007
Registration No. 333-118308
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AUTOZONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	62-1482048
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)
123 South Front Street
Memphis, Tennessee 38103
Telephone: (901) 495-6500
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)
Harry L. Goldsmith
Executive Vice President, General Counsel & Secretary
123 South Front Street
Memphis, Tennessee 38103
Telephone: (901) 495-6500
(Name, Address, Including Zip Code and Telephone Number, Including
Area Code, of Agent For Service)
Copy to:
John A. Good, Esq.
Bass, Berry & Sims PLC
100 Peabody Place, Suite 900
Memphis, Tennessee 38103
Telephone (901) 543-5901
     Approximate date of commencement of proposed sale to the public: No longer applicable as the shares are being removed from registration.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with distribution or interest reinvestment plans, check the following box. ☐.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES
     We filed a registration statement on Form S-3 (File No. 333-118308) with the Securities and Exchange Commission (the “SEC”) on August 17, 2004 (the “Registration Statement”), registering an indeterminate amount of debt securities, having an aggregate offering price not to exceed $300,000,000, to be offered on a delayed or continuous basis. The SEC declared our Registration Statement effective on September 28, 2004.
     In accordance with the undertaking contained in Part II, Item 17 of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, we are filing this post-effective amendment to the Registration Statement to deregister the debt securities that remain unsold as of the date hereof, having an aggregate offering price not to exceed $100,000,000. We are deregistering these remaining securities because we have determined not to proceed with their offering as described in the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Memphis, Tennessee, on January 29, 2007.

AUTOZONE, INC.
/s/ William C. Rhodes, III
WILLIAM C. RHODES, III
President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ William C. Rhodes, III William C. Rhodes, III	President, Chief Executive Officer and Director	January 29, 2007
/s/ William T. Giles William T. Giles	Executive Vice President and Chief Financial Officer	January 29, 2007
/s/ Charlie Pleas III Charlie Pleas, III	Vice President and Controller	January 29, 2007
* Charles M. Elson	Director	January ___, 2007
* Earl G. Graves, Jr.	Director	January ___, 2007
Sue E. Gove	Director	January ___, 2007
* N. Gerry House	Director	January ___, 2007
* J.R. Hyde, III	Director	January ___, 2007
* W. Andrew McKenna	Director	January ___, 2007
George R. Mrkonic, Jr.	Director	January ___, 2007
Theodore W. Ullyot	Director	January ___, 2007
/s/ Harry L. Goldsmith *By: Harry L. Goldsmith Attorney-in-fact		January 29, 2007